Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Kristen M. Stewart, CFA, Strategy & Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES FISCAL FOURTH QUARTER AND FULL YEAR 2020 RESULTS; PROVIDES FISCAL 2021 GUIDANCE

•Fiscal fourth quarter revenues of $4.784 billion grew 4.4% on a reported and currency-neutral basis.
•BD’s COVID-19 testing sales totaled more than $440 million in the fourth fiscal quarter.
•Fiscal fourth quarter GAAP EPS were $0.36. Non-GAAP EPS were $2.79.

Franklin Lakes, NJ (November 5, 2020) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.784 billion for the fourth fiscal quarter ended September 30, 2020. This represents an increase of 4.4% over the prior-year period on both a reported and currency-neutral basis.

“I’m extremely proud of the team for their execution this quarter, as we delivered sequential improvement across each of our segments and successfully launched our Veritor SARS-CoV-2 assay. Collectively, we drove mid-single-digit revenue growth, building on the strength of our COVID-19 diagnostics revenues to overcome headwinds from both COVID-19 and Alaris,” said Tom Polen, CEO and president of BD. “Looking to fiscal 2021, BD remains focused on partnering with governments, health care systems, and health care professionals to navigate the COVID-19 pandemic, ensure access to rapid diagnostics and enable care for patients around the world. We are aligned on our priorities and steadfast in our commitments, including completing our Alaris 510(k) submission, investing in innovation and strategic growth initiatives, simplifying our processes and empowering our organization.”

Fiscal Fourth Quarter 2020 Operating Results
As reported, diluted earnings per share for the fiscal fourth quarter were $0.36, compared with $0.45 in the prior-year period, which represents a decrease of 20.0%. Adjusted diluted earnings per share were $2.79, compared with $3.31 in the prior-year period, which represents a decrease of 15.7%, or 15.1% on a currency-neutral basis.

Segment Results
In the BD Medical segment, worldwide revenues for the fiscal fourth quarter of $2.318 billion decreased 4.9% from the prior-year period on both a reported and currency-neutral basis. The segment's results reflect the BD AlarisTM System remediation in the Medication Management Solutions unit and the impact of COVID-19 across the segment. The impact of COVID-19 is primarily reflected in the Medication Delivery Solutions, Diabetes Care and Medication Management Solutions units. These were partially offset by continued strong performance in the Pharmaceutical Systems unit. Within the Medication Delivery Solutions unit, the recovery in hospital admission rates and non-acute procedure volumes improved sequentially from the fiscal third quarter but remained below pre-COVID levels in the fiscal fourth quarter.

In the BD Life Sciences segment, worldwide revenues for the quarter of $1.488 billion increased 31.2% over the prior-year period as reported, or 31.4% on a currency-neutral basis. The segment's results were driven by strong sales related to COVID-19 diagnostic testing solutions in the Diagnostic Systems unit on the BD VeritorTM and BD MaxTM platforms. Routine diagnostic testing and research-related activity improved sequentially from the fiscal third quarter, but remained below pre-COVID levels in the fiscal fourth quarter.

In the BD Interventional segment, worldwide revenues for the quarter of $0.978 billion decreased 3.4% from the prior-year period as reported, or 3.5% on a currency-neutral basis. The segment's decline year-over-year reflects the impact of COVID-19 across the segment. Elective procedures showed sequential improvement but remained below pre-COVID levels in the fiscal fourth quarter.

Geographic Results
Fiscal fourth quarter U.S. revenues of $2.752 billion increased 7.4% over the prior-year period. Performance in the U.S. reflects strong sales related to COVID-19 testing solutions in the Diagnostic Systems unit on the BD VeritorTM and BD MaxTM platforms, partially offset by anticipated declines in the Medication Management Solutions unit due to the BD Alaris System remediation.

Revenues outside of the U.S. of $2.032 billion increased 0.5% from the prior-year period on both a reported and currency-neutral basis. This reflects strong performance in Europe that was partially offset by declines in China, EMA and Latin America.

Recent Business Highlights
The company expanded its solutions to address the COVID-19 pandemic while continuing to invest in its innovation-driven growth strategy.
•During the fourth fiscal quarter and in recent weeks, the company received CE Mark for a number of new Life Sciences solutions, including:
◦A combination SARS-CoV-2, Influenza, RSV Test for the BD MAX™ molecular diagnostic system, in partnership with CerTest Biotec (October 21)
◦A product for assessing immune function in COVID-19 patients (October 16)
◦The SARS-Cov-2 assay for the BD Veritor™ Plus System (September 30)
•In addition, in the U.S., the company:
◦Received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the BD FACSLyric™ Flow Cytometer with the Integrated BD FACSDuet™ Sample Preparation System (October 5)
◦Submitted a pre-market approval supplement to the FDA for the use of the ThinPrep® Pap Test™ PreservCyt® Solution vial as an approved sample type for its BD Onclarity™ HPV Assay (September 23)
•To date, the company has received commitments for over 800 million injection devices in preparation for COVID vaccination campaigns, including commitments from countries such as the US, UK, and Canada and non-government organizations around the world.

Corporate Responsibility
As a purpose-driven company working to create positive societal impact, BD has a long-standing commitment to Advancing the World of Health by expanding access to quality healthcare and supporting healthy and resilient communities throughout the world. Recent and fiscal fourth quarter highlights include:
•Publishing its 2019 Climate Change Management report, demonstrating the company's support of the recommendations of the Task Force on Climate-related Financial Disclosures and ongoing commitment to transparency around its environmental, social and governance performance.
•Partnering with the BD Foundation to commit an additional $7.8 million in monetary grants and product donations over the next three years to support the continued expansion of the BD Helping Build Healthy Communities initiative, which issues grants to community health centers that are implementing innovative, successful approaches to providing quality healthcare to underserved populations in the United States.
•Donating $1 million to support the launch of the world’s largest non-governmental organization hospital ship, in recognition of BD’s 25-year partnership with Mercy Ships.
•Being named to Fortune’s Change the World list, marking BD’s fourth time on the list. This year, BD was recognized for the company’s rapid response helping to address the world’s critical healthcare needs related to the novel coronavirus pandemic.

Fiscal 2021 Outlook for Full Year
The COVID-19 pandemic continues to impact the global economy and health care utilization trends. The company's fiscal 2021 outlook includes several assumptions, including no significant change in utilization or procedure volumes associated with COVID-19 resurgences. Management will discuss its outlook and several assumptions on its fourth quarter earnings call.

The company expects fiscal year 2021 revenues to grow high single to low double-digits on a percentage basis. This includes a contribution of approximately 100 basis points from foreign currency.

The company expects fiscal year 2021 adjusted diluted earnings per share to be between $12.40 and $12.60. This represents growth of approximately 21.5 to 23.5 percent over fiscal 2020 adjusted diluted earnings per share of $10.20, and includes a contribution of approximately 50 basis points from foreign currency.

Adjusted diluted earnings per share for fiscal 2021 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call and Presentation Materials
A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors at 8:00 a.m. (ET) Thursday, November 5, 2020. The accompanying slides will be available on BD's website, www.bd.com/investors at 6:00 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Thursday, November 12, 2020, confirmation number 4475229.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2021 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to risks relating to the COVID-19 pandemic on our business (including continued decreases in the demand for our products, any disruptions to our operations and our supply chain and uncertainty regarding the level of demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process), or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including the timely submission of our 510(k) submission related to Alaris); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2020	2019	% Change
REVENUES	$4,784	$4,584	4.4

Cost of products sold	2,578	2,318	11.2
Selling and administrative expense	1,200	1,094	9.6
Research and development expense	299	270	10.9
Acquisitions and other restructurings	75	199	(62.5)
Other operating expense, net	378	592	(36.2)
TOTAL OPERATING COSTS AND EXPENSES	4,529	4,473	1.3
OPERATING INCOME	254	111	129.5

Interest expense	(123)	(141)	(12.5)
Interest income	2	4	(59.9)
Other income, net	10	24	(56.3)
INCOME (LOSS) BEFORE INCOME TAXES	143	(2)	8,207.0
Income tax provision (benefit)	16	(164)	109.6
NET INCOME	128	163	(21.5)
Preferred stock dividends	(23)	(38)	(40.0)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$105	$125	(15.9)

EARNINGS PER SHARE
Basic Earnings per Share	$0.36	$0.46	(21.7)
Diluted Earnings per Share	$0.36	$0.45	(20.0)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	290,348	270,610
Diluted	293,328	274,959

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2020	2019	% Change
REVENUES	$17,117	$17,290	(1.0)

Cost of products sold	9,540	9,002	6.0
Selling and administrative expense	4,325	4,332	(0.2)
Research and development expense	1,096	1,062	3.2
Acquisitions and other restructurings	309	480	(35.6)
Other operating expense, net	363	654	(44.5)
TOTAL OPERATING COSTS AND EXPENSES	15,633	15,530	0.7
OPERATING INCOME	1,484	1,760	(15.7)

Interest expense	(528)	(639)	(17.3)
Interest income	7	12	(41.2)
Other income, net	23	43	(46.7)
INCOME BEFORE INCOME TAXES	985	1,176	(16.2)
Income tax provision (benefit)	111	(57)	295.3
NET INCOME	874	1,233	(29.1)
Preferred stock dividends	(107)	(152)	(29.4)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$767	$1,082	(29.1)

EARNINGS PER SHARE
Basic Earnings per Share	$2.75	$4.01	(31.4)
Diluted Earnings per Share	$2.71	$3.94	(31.2)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	278,971	269,943
Diluted	282,402	274,775

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	September 30, 2020	September 30, 2019
	(Unaudited)
	Preliminary
ASSETS
Cash and equivalents	$2,825	$536
Restricted cash	92	54
Short-term investments	20	30
Trade receivables, net	2,398	2,345
Inventories	2,743	2,579
Prepaid expenses and other	891	1,119
TOTAL CURRENT ASSETS	8,969	6,664
Property, plant and equipment, net	5,923	5,659
Goodwill and other intangibles, net	37,433	38,354
Other Assets	1,687	1,088
TOTAL ASSETS	$54,012	$51,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$707	$1,309
Other current liabilities	5,116	4,345
Long-term debt	17,224	18,081
Long-term employee benefit obligations	1,435	1,272
Deferred income taxes and other liabilities	5,756	5,676
Shareholders’ equity	23,775	21,081
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,012	$51,765

The preliminary balance sheet is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)

	Twelve Months Ended September 30,
	2020	2019
	(Unaudited)
	Preliminary
OPERATING ACTIVITIES
Net income	$874	$1,233
Depreciation and amortization	2,154	2,253
Change in operating assets and liabilities and other, net	512	(156)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,539	3,330
INVESTING ACTIVITIES
Capital expenditures	(810)	(957)
Acquisitions of businesses, net of cash acquired	(164)	—
Proceeds from divestitures, net	—	477
Other, net	(257)	(261)
NET CASH USED FOR INVESTING ACTIVITIES	(1,232)	(741)
FINANCING ACTIVITIES
Change in credit facility borrowings	(485)	485
Proceeds from long-term debt and term loans	3,389	2,224
Payments of debt and term loans	(4,664)	(4,744)
Proceeds from issuance of equity securities	2,917	—
Dividends paid	(1,026)	(984)
Other, net	(109)	(205)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	22	(3,223)
Effect of exchange rate changes on cash and equivalents and restricted cash	(3)	(12)
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS AND RESTRICTED CASH	2,326	(646)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	590	1,236
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,917	$590

The preliminary cash flow is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$522	$516	1.1
Medication Management Solutions (a)	453	577	(21.5)
Diabetes Care	145	151	(3.9)
Pharmaceutical Systems	117	123	(5.0)
TOTAL	$1,236	$1,366	(9.5)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$200	$200	—
Diagnostic Systems	529	162	226.1
Total Integrated Diagnostic Solutions	729	362	101.3
Biosciences	112	140	(19.6)
TOTAL	$841	$502	67.7

BD INTERVENTIONAL
Surgery (c)	$232	$247	(6.3)
Peripheral Intervention (c)	230	242	(5.0)
Urology and Critical Care (c)	212	204	4.0
TOTAL	$674	$693	(2.8)

TOTAL UNITED STATES	$2,752	$2,562	7.4
(a)The presentation of prior-period amounts reflects the reclassification of $4 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $35 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$400	$468	$(8)	(14.5)	(12.9)
Medication Management Solutions	181	161	3	12.5	10.4
Diabetes Care	132	141	(2)	(6.0)	(4.7)
Pharmaceutical Systems	369	302	7	22.1	19.8
TOTAL	$1,081	$1,071	$1	1.0	0.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$178	$193	$(4)	(8.1)	(6.1)
Diagnostic Systems	278	247	—	12.6	12.6
Total Integrated Diagnostic Solutions	455	440	(4)	3.5	4.4
Biosciences	191	192	2	(0.5)	(1.3)
TOTAL	$647	$632	$(2)	2.3	2.6

BD INTERVENTIONAL
Surgery (b)	$54	$67	$—	(19.3)	(19.4)
Peripheral Intervention (b)	170	167	—	1.6	1.6
Urology and Critical Care (b)	80	85	1	(5.5)	(6.3)
TOTAL	$304	$319	$1	(4.7)	(4.9)

TOTAL INTERNATIONAL	$2,032	$2,022	$(1)	0.5	0.5
(a)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(b)The presentation of prior-period amounts reflects the total reclassifications of $13 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$921	$984	$(8)	(6.3)	(5.6)
Medication Management Solutions (a)	634	737	3	(14.1)	(14.5)
Diabetes Care	277	292	(2)	(4.9)	(4.3)
Pharmaceutical Systems	485	425	7	14.3	12.6
TOTAL	$2,318	$2,437	$1	(4.9)	(4.9)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$378	$393	$(4)	(4.0)	(3.0)
Diagnostic Systems	807	409	—	97.3	97.3
Total Integrated Diagnostic Solutions	1,185	802	(4)	47.6	48.1
Biosciences	303	332	2	(8.6)	(9.0)
TOTAL	$1,488	$1,134	$(2)	31.2	31.4

BD INTERVENTIONAL
Surgery (c)	$286	$315	$—	(9.1)	(9.1)
Peripheral Intervention (c)	399	409	—	(2.3)	(2.3)
Urology and Critical Care (c)	293	289	1	1.2	0.9
TOTAL	$978	$1,013	$1	(3.4)	(3.5)

TOTAL REVENUES	$4,784	$4,584	$(1)	4.4	4.4
(a)The presentation of prior-period amounts reflects the reclassification of $4 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $48 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2020	2019	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,972	$2,037	(3.2)
Medication Management Solutions (a)	1,865	2,115	(11.8)
Diabetes Care	562	573	(1.8)
Pharmaceutical Systems	404	392	3.0
TOTAL	$4,802	$5,116	(6.1)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$769	$774	(0.7)
Diagnostic Systems	1,103	672	64.1
Total Integrated Diagnostic Solutions	1,872	1,446	29.4
Biosciences	465	485	(4.1)
TOTAL	$2,337	$1,931	21.0

BD INTERVENTIONAL
Surgery (c)	$891	$977	(8.9)
Peripheral Intervention (c)	871	917	(5.0)
Urology and Critical Care (c)	815	787	3.5
TOTAL	$2,577	$2,682	(3.9)

TOTAL UNITED STATES	$9,716	$9,730	(0.1)
(a)The presentation of prior-period amounts reflects the reclassification of $11 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $130 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,583	$1,811	$(54)	(12.6)	(9.6)
Medication Management Solutions	589	525	(12)	12.1	14.4
Diabetes Care	522	538	(15)	(3.0)	(0.2)
Pharmaceutical Systems	1,184	1,073	(15)	10.4	11.8
TOTAL	$3,878	$3,947	$(96)	(1.8)	0.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions (a)
Preanalytical Systems	$718	$784	$(23)	(8.4)	(5.4)
Diagnostic Systems	941	875	(19)	7.6	9.7
Total Integrated Diagnostic Solutions	1,659	1,659	(42)	—	2.6
Biosciences	678	709	(9)	(4.4)	(3.1)
TOTAL	$2,337	$2,368	$(52)	(1.3)	0.9

BD INTERVENTIONAL
Surgery (b)	$230	$264	$(4)	(13.0)	(11.4)
Peripheral Intervention (b)	640	657	(13)	(2.5)	(0.5)
Urology and Critical Care (b)	315	323	(2)	(2.4)	(1.7)
TOTAL	$1,186	$1,244	$(20)	(4.7)	(3.1)

TOTAL INTERNATIONAL	$7,401	$7,560	$(168)	(2.1)	0.1
(a)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(b)The presentation of prior-period amounts reflects the total reclassifications of $55 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2020	2019	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$3,555	$3,848	$(54)	(7.6)	(6.2)
Medication Management Solutions (a)	2,454	2,640	(12)	(7.1)	(6.6)
Diabetes Care	1,084	1,110	(15)	(2.4)	(1.0)
Pharmaceutical Systems	1,588	1,465	(15)	8.4	9.4
TOTAL	$8,680	$9,064	$(96)	(4.2)	(3.2)

BD LIFE SCIENCES
Integrated Diagnostic Solutions (b)
Preanalytical Systems	$1,487	$1,558	$(23)	(4.6)	(3.1)
Diagnostic Systems	2,045	1,547	(19)	32.1	33.4
Total Integrated Diagnostic Solutions	3,532	3,106	(42)	13.7	15.1
Biosciences	1,143	1,194	(9)	(4.3)	(3.5)
TOTAL	$4,675	$4,300	$(52)	8.7	9.9

BD INTERVENTIONAL
Surgery (c)	$1,121	$1,242	$(4)	(9.7)	(9.4)
Peripheral Intervention (c)	1,511	1,574	(13)	(4.0)	(3.1)
Urology and Critical Care (c)	1,130	1,110	(2)	1.8	2.0
TOTAL	$3,762	$3,926	$(20)	(4.2)	(3.7)

TOTAL REVENUES	$17,117	$17,290	$(168)	(1.0)	—
(a)The presentation of prior-period amounts reflects the reclassification of $11 million associated with the movement, effective on October 1, 2019, of certain products from the Medication Delivery Solutions unit to the Medication Management Solutions unit.
(b)Effective October 1, 2019, the Preanalytical Systems and Diagnostic Systems units were joined to create the new Integrated Diagnostic Solutions unit.
(c)The presentation of prior-period amounts reflects the total reclassifications of $185 million associated with the movement, effective on October 1, 2019, of certain products from the Surgery unit and the Urology and Critical Care unit to the Peripheral Intervention unit.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.36	$0.45	$(0.09)	$(0.01)	$(0.08)	(20.0)%	(17.8)%
Purchase accounting adjustments ($343 million and $364 million pre-tax, respectively) (1)	1.17	1.32		—
Integration costs ($49 million and $118 million pre-tax, respectively) (2)	0.17	0.43		—
Restructuring costs ($26 million and $81 million pre-tax, respectively) (2)	0.09	0.30		—
Transaction gain/loss and product-related matters ($383 million pre-tax and $585 million pre-tax, respectively) (3)	1.31	2.13		—
European regulatory initiative-related costs ($29 million and $22 million pre-tax, respectively) (4)	0.10	0.08		—
Investment gains/losses and asset impairments ($59 million pre-tax and $(13) million pre-tax, respectively) (5)	0.20	(0.05)		(0.01)
Impacts of debt extinguishment ($1 million and $1 million pre-tax, respectively)	—	0.01		—
Hurricane-related insurance proceeds ($(14) million pre-tax)	—	(0.05)		—
Income tax benefit of special items ($(177) million and $(359) million, respectively)	(0.60)	(1.31)		—
Adjusted Diluted Earnings per Share	$2.79	$3.31	$(0.52)	$(0.02)	$(0.50)	(15.7)%	(15.1)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents integration and restructuring costs associated with acquisitions.
(3)Primarily includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $378 million and $582 million in 2020 and 2019, respectively.
(4)Represents costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").
(5)Includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets. The amount in 2019 represents an unrealized gain recorded within Other income, net relating to an investment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2020	2019	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$2.71	$3.94	$(1.23)	$(0.15)	$(1.08)	(31.2)%	(27.4)%
Purchase accounting adjustments ($1.356 billion and $1.499 billion pre-tax, respectively) (1)	4.80	5.46		—
Integration costs ($214 million and $323 million pre-tax, respectively) (2)	0.76	1.18		—
Restructuring costs ($95 million and $180 million pre-tax, respectively) (2)	0.33	0.66		—
Transaction gain/loss and product-related matters ($631 million and $646 million pre-tax, respectively) (3)	2.24	2.35		—
European regulatory initiative-related costs ($106 million and $51 million pre-tax, respectively) (4)	0.38	0.19		(0.01)
Investment gains/losses and asset impairments ($100 million and $17 million pre-tax, respectively) (5)	0.35	0.06		(0.01)
Impacts of debt extinguishment ($8 million and $54 million pre-tax, respectively)	0.03	0.20		—
Hurricane-related insurance proceeds ($(24) million pre-tax)	—	(0.09)		—
Income tax benefit of special items ($(395) million and $(622) million, respectively)	(1.40)	(2.26)		—
Adjusted Diluted Earnings per Share	$10.20	$11.68	$(1.48)	$(0.17)	$(1.31)	(12.7)%	(11.2)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents integration and restructuring costs associated with acquisitions.
(3)Includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $378 million and $914 million in 2020 and 2019, respectively. The amount in 2020 also includes a $244 million charge recorded to Cost of products sold related to the estimate of probable future product remediation costs. The amount in 2019 also includes the estimated cumulative costs of a product recall of $75 million recorded to Other operating expense, net, as well as the pre-tax gain of $336 million related to BD's sale of its Advanced Bioprocessing business which was recorded to Other operating expense, net.
(4)Represents costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.
(5)Includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets. The amount in 2019 also includes an unrealized gain recorded within Other income, net relating to an investment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2021 OUTLOOK RECONCILIATION

	FY2020	FY2021 Outlook
	Revenues	% Change	FX Impact
BDX	$17,117	High single to low double-digit growth	~+1.0%

		FY2021 Outlook
	Full Year FY2020	Full Year FY2021 Outlook	% Change
Reported Diluted Earnings per Share	$2.71
Purchase accounting adjustments ($1.356 billion pre-tax) (1)	4.80
Restructuring costs ($95 million pre-tax) (2)	0.33
Integration costs ($214 million pre-tax) (2)	0.76
Transaction gain/loss and product-related matters ($631 million pre-tax) (3)	2.24
European regulatory initiative-related costs ($106 million pre-tax) (4)	0.38
Investment gains/losses and asset impairments ($100 million pre-tax) (5)	0.35
Impacts of debt extinguishment ($8 million pre-tax)	0.03
Income tax benefit of special items ($(395) million)	(1.40)
Adjusted Diluted Earnings per Share	$10.20	$12.40 to $12.60	+21.5% to +23.5%

Estimated FX Impact			~+0.5%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents restructuring and integration costs associated with acquisitions.
(3)Includes amounts recorded to Other operating (income) expense, net to record product liability reserves, including related legal defense costs, of $378 million. Also includes a $244 million charge recorded to Cost of products sold related to the estimate of probable future product remediation costs.
(4)Represents costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.
(5)Includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets.